Exhibit 99.1

FOR IMMEDIATE RELEASE
IFF Contact Information	DuPont Investors:	DuPont Media:
Michael DeVeau	Leland Weaver	Dan Turner
Michael.DeVeau@iff.com	Leland.weaver@dupont.com	Daniel.a.turner@dupont.com
+1 212-708-7164	+1 302-999-2477	+1 302-299-7628

IFF & DuPont Announce Pricing of $6.25 Billion Senior Notes Offering

by Nutrition & Biosciences, Inc.

NEW YORK & WILMINGTON, Del. – September 9, 2020 – IFF (NYSE: IFF) (Euronext Paris: IFF) (TASE: IFF) and DuPont (NYSE: DD) announced today that Nutrition & Biosciences, Inc. (“N&B”) has priced an offering of $6.25 billion of senior unsecured notes, comprised of the following tranches (collectively, the “Notes”): $300.0 million aggregate principal amount of 0.697% Senior Notes due 2022; $1.0 billion aggregate principal amount of 1.230% Senior Notes due 2025; $1.2 billion aggregate principal amount of 1.832% Senior Notes due 2027; $1.5 billion aggregate principal amount of 2.300% Senior Notes due 2030; $750.0 million aggregate principal amount of 3.268% Senior Notes due 2040; and $1.5 billion aggregate principal amount of 3.468% Senior Notes due 2050.

The Notes are to be issued in a private offering exempt from registration in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The sale of the Notes is expected to be completed on or about September 16, 2020, subject to customary closing conditions.

Prior to the intended merger of DuPont Nutrition & Biosciences business with IFF, N&B will make a special cash payment of $7.3 billion to DuPont, which N&B plans to finance with the net proceeds from the offering of the Notes, together with borrowings under its existing Term Loan facilities. Following the payment, N&B will separate from DuPont and merge with a subsidiary of IFF with N&B surviving the merger as a wholly owned subsidiary of IFF. Upon the consummation of the merger, IFF will initially guarantee the Notes and, subsequently, has the option to assume the N&B obligations.

The Notes are being offered only (1) to persons reasonably believed to be qualified institutional buyers in reliance upon Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements under the Securities Act or any state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Welcome to IFF

At IFF (NYSE:IFF) (Euronext Paris: IFF) (TASE: IFF), we’re using Uncommon Sense to create what the world needs. As a collective of unconventional thinkers and creators, we put science and artistry to work to create unique and unexpected scents, tastes, experiences and ingredients for the products our world craves.

About DuPont

DuPont (NYSE: DD) is a global innovation leader with technology-based materials, ingredients and solutions that help transform industries and everyday life. Our employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, health and wellness, food and worker safety.

About DuPont Nutrition & Biosciences

DuPont Nutrition & Biosciences applies expert science to advance market-driven, healthy and sustainable solutions for the food, beverage, dietary supplement and pharmaceutical industries. We also use cutting-edge biotechnology across a range of markets to advance bio-based solutions to meet the needs of a growing population, while protecting our environment for future generations. We are innovative solvers who help our customers turn challenges into high-value business opportunities.

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Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” as that term is defined in the United States Private Securities Litigation Reform Act of 1995, including statements regarding closing of the offering described above, use of the related proceeds and the expected combination of N&B and IFF and other statements that express the company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Examples include discussion of our strategies, financing plans, growth opportunities and market growth. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or similar expressions. Forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to the company. However, these forward-looking statements are not a guarantee of our performance, and you should not place undue reliance on such statements. Forward-looking statements are subject to many risks, uncertainties and other variable circumstances, and other factors. Such risks and uncertainties may cause the statements to be inaccurate and readers are cautioned not to place undue reliance on such statements. Many of these risks are outside of the company’s control and could cause its actual results to differ materially from those it thought would occur. The forward-looking statements included in this document are made only as of the date hereof. The company does not undertake, and specifically declines, any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as required by law.